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                                                                    EXHIBIT 8.15

                                   Term Sheet
                             Retama Bond Investment

Parties:

-    Howe Solomon & Hall ("HSH")
- International Trading Group, Inc., Individually and on behalf of The ITG Tax Free Income & Capital Appreciation Fund, Ltd. (collectively, "ITG")
-    Call Now, Inc. ("CNI")

Background:

- ITG currently holds $3,500,000 face amount of Ratama Series 1997A Bonds (the "ITG Retama Bonds") which it purchased from HSH in March, 1,008 free and clear of adverse claims of $2,000,000.

- HSH loaned ("the Loan") the proceeds of sale of the ITG Retama Bonds to Compressant Corporation ("Compressant"), and this loan was due and payable on or before September 1, 1998. CNI has subsequently assumed the Loan and Compressant has assigned its rights in the ITG Ratama Bonds to CNI.

- CNI currently owns all of the Issued and outstanding 1997 Series B Ratama Bonds (the "B Bonds").

- At the time of purchase of the ITG Retama Bonds, HSH agreed to deliver to ITG 16,000 shares of common stock and warrants to purchase 50,000 shares of Compressant common stock at $5.25 per share (collectively the "Compressant Securities"). To date, the Compressant Securities have not been delivered to ITG, and they have declined in value to the extent that ITG will not accept them.

- At CNI's request, ITG purchased or caused to be purchased from CNI for $2,150,000 an additional $3,500,000 face amount of Retama Series 1997 A Bonds (the "HSH Retama Bonds") on July 10, 1998 to be sold to HSH.

- HSH has arranged a sale of the HSH Retama Bonds for $2,150,000 plus accrued interest.

- HSH, ITG and CNI desire to document their respective arrangements with respect to the ITG Retama Bonds and the HSH Retama Bonds, as follows:

Term Sheet
Retama Bond Investment                ITG                        Page 1
                                         ---
                                      HSH
                                         ---
                                      CNI
                                         ---

Agreement:

- ITG agrees to sell the HSH Retama Bonds to HSH for $2,150,000 plus half of the accrued and unpaid interest to date of sale, (ie, half of $338,235.10, or $169,115.05), for a total purchase price of $2,319,118.05. The sale will take place as of July 15, 1998 and settlement will be on Friday, July 17, 1998.

- When and if paid by the Issuer, ITG will receive the entire $50,000 sinking fund payment in respect to the Retama Bonds and will remit $25,000 to HSH, ITG and HSH will instruct the trustee as to which Bond Numbers will be sunk from the Retama Bonds.

- HSH and CNI agree to extend the due date of the Loan until January 1, 1999. ITG acknowledges and consents to said extension.

- HSH agrees to deliver, or cause to be delivered, to ITG 50,000 shares of unrestricted Call Now Stock and 25,000 shares of restricted Call Now Stock upon receiving the 150,000 shares from Call Now. In satisfaction and replacement of its obligation to deliver the Compressant Securities to ITG. HSH will deliver said stock to ITG on or before August 15, 1998. On August 3, 1998, ITG agrees to notify CNI and confirm notification that HSH has not performed under this section. In the event that HSH has not made delivery of said stock, CNI would then deliver said Call Now Stock directly to ITG.

- HSH and ITG agrees to assign its right and interest to receive 100,000 shares Compressant and 100,000 shares of Compressant warrants to purchase Compressant Shares at $1.00 to Call Now.

- Upon receipt of the interest payment due September 1, 1998 on the ITG Retama Bonds, ITG will remit $86,116 to HSH, which amount includes a deduction for ITG's cost of carry of ITG Retama Bonds through July 17, 1998.

- From and after July 17, 1998, ITG and HSH (or the registered bondholders acquiring Bonds from ITG or HSH) respectively, shall each be responsible for their costs of carry for Retama Bonds.

- Provided CNI pays the Loan in full prior to January 1, 1999, and HSH has timely delivered the CNI Stock to ITG, CNI shall have an option, exerciseable on or before January 1, 1999 by written notice to ITG, to purchase the ITG Retama Bonds for $2,000,000 plus accrued interest. HSH agrees that payment by CNI of the purchase price of the ITG Retama Bonds, to ITG will

Term Sheet
Retama Bond Investment             ITG                           Page 2
                                      ----
                                   HSH
                                      ----
                                   CNI
                                      ----
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     satisfy in full CNI's obligation to HSH under the Loan and ITG's obligations to HSH and CNI with respect to the ITG Retama Bonds.

- HSH agrees that it will procure for CNI and option to repurchase the HSH Retama Bonds for $2,150,000 plus accrued interest on or before January 1, 1988. Exercise of such option and payment of the $2,150,000 plus accrued interest shall constitute payment in full of the Loan.

- HSH and CNI releases and discharges ITG and its officers, agents and employees from any and all liability, claims or obligations in respect of the transactions described herein. HSH and CNI agree to release, indemnify and hold ITG, its agents, servants and employees harmless from loss or liability of any kind in connection with the transactions described herein and/or any failure by HSH to deliver the HSH Retama Bonds to CNI or Compressant.

- In the event that the September 1, 1996 principal and interest payments due on the Retama Series 1997 A Bonds is not made, CNI agrees to support the foreclosure rights and actions of the holders of such bonds. Furthermore, CNI will lose all rights to repurchase the ITG and the HSH Retama Bonds.

- In the event CNI fails for any reason to repay the Loan and to acquire all of the ITG Retama Bonds and the HSH Retama Bonds in accordance with this Term Sheet on or before January 1, 1988, CNI agrees as follows:

     - For so long as ITG and/or HSH own any Retama Series 1997 A Bonds, in the event that CNI desires to sell H Bonds at or below 80% of par value:

          - CNI grants to ITG and HSH a right of first refusal (the "Right of First Refusal") to purchase CNI's holdings of B Bonds, including any such B Bonds which may in the future be converted to A Bonds. At the time CNI desires to sell any such Bonds, CNI shall send a written notice by facsimile (the "Sale Notice") to ITG and HSH describing the principal amount and identity of the Bonds proposed to be sold, in the event that ITG and HSH and CNI have not agreed upon the terms of purchase of the Bonds covered by the Sale Notice, CNI may send ITG and HSH and CNI have agreed upon the terms of purchase of the Bonds covered by the Sale Notice, CNI may send ITG and HSH a written notice by facsimile, by no later than 10:00 A.M. Eastern Time on the fifth business day after delivery of the Sale Notice to ITG and HSH, setting forth the proposed purchase price and payment terms of the Bonds covered by the Sale Notice (the "Price Notice"). ITG and HSH shall have the right to purchase the Bonds covered by the Sale Notice in proportion to their ownership (if any) of B Bonds by paying the purchase price specified in the Price Notice (on

Term Sheet
Retama Bond investment             ITG  /s/                            Page 3
                                   HSH  /s/
                                   CNI  /s/
               the terms specified in the Price Notice) to CNI no later than 5:00 P.M. Eastern Time on the 5th business day after ITG and HSH's receipt of the Price Notice. In the event ITG or HSH does not select to purchase its full share of B Bonds, the other party may exercise the Right of First Refusal with respect to the remainder of sold B Bonds. Time is of the essence in connection with the transactions herein. The right described in this Section 4 shall not apply to any sale of the B Bonds to a partnership or other entity organized by Seller, but subsequent sale of such Bonds by that partnership or other entity during the term of the Right of First Refusal shall be subject to such right.

          - If ITG and HSH fails to exercise the Right of First Refusal by making payment for the Bonds covered by the Sale Notice as specified above, CNI may, not later than 15 days following the sending of the Price Notice, conclude a sale of the Bonds subject to the Sale Notice at the price and upon the terms set forth in the Price Notice. Any proposed sale at a price lower than that specified in the Price Notice, or on terms different from those specified in the Price Notice, shall again be subject to ITG and HSH's Right of First Refusal and shall require strict compliance by CNI with the procedures described in Section 4.1 of this Agreement. If ITG and HSH exercises the Right of First Refusal. CNI shall take such steps as may be necessary and appropriate to transfer the purchased Bonds to ITG.

     - CNI will enter into a remarketing agreement with respect to the Retama Series 1997 A Bonds and take any and all such steps as are necessary to permit the A Bonds to be eligible for sale and delivery through Depository Trust Corporation without restriction on transfer, sale or distribution by ITC or any subsequent purchaser or holder of said Bonds.

Signed by ITG, HSH and CNI this 15th day of July, 1998.

International Trading Group, Inc.                 Howe Solomon & Hall, Inc.


By:  /s/ Dan Carter                               By:  /s/ Chris Hall
     ---------------------------------                 -------------------------
     Dan Carter, President                             Chris Hall, Principal

                              Call Now, Inc.

                              By:  /s/ Bryan Brown
                                   ----------------------------------
                                   Bryan Brown, President Call Now

Term Sheet
Retama Bond Investment             ITG  /s/ DC                        Page 4
----------------------             HSH  /s/ CJH
                                   CMI  /s/ BPB